UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2022
Date of Report (Date of earliest event reported)

MCX TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20046 Walker Road, Shaker Heights, Ohio	44122
(Address of principal executive offices)	(Zip Code)

216-264-0055
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2022, Matthew Kruchko resigned from his position as a member of the Board of Directors (the “Board”) of MCX Technologies Corporation (the “Company”).

Effective January 27, 2022, Nii Quaye resigned from his position as a member of the Board.

On January 27, 2022, the Board appointed Mr. Shone Anstey and Ms. Susan Olson as independent directors to the Board, effective immediately. Mr. Anstey and Ms. Olson will each serve as directors until the 2023 annual meeting of shareholders, or until their successors are elected or appointed, if later.

Neither Mr. Anstey nor Ms. Olson has any family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which either Mr. Anstey or Ms. Olson has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Neither Mr. Anstey nor Ms. Olson was appointed as a member of the Board pursuant to any arrangement or understanding with any other person.

Neither Mr. Anstey nor Ms. Olson has executed an employment agreement at this time.

ITEM 8.01	Other Events.

January 27, 2022, the Company issued a press release announcing the appointment of Mr. Anstey and Ms. Olson as the new members of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Exhibits

99.1	Press Release dated January 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCX TECHNOLOGIES CORPORATION

Date: February 25, 2022	By:	/s/ Christopher Rowlison
	Name:	Christopher Rowlison
	Title:	Chief Executive Officer